Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of Storage Computer Corporation (the "Company") of our report dated March 4, 1996 on the consolidated financial statements of the Company for the years ended December 31, 1995 and 1994 appearing in the Company's Annual Report of Form 10-KSB/A for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts" included in the Registration Statement.

                                            /s/ Richard A. Eisner & Company, LLP
                                            Richard A. Eisner & Company, LLP


Cambridge, Massachusetts
July 23, 1996